EXHIBIT NO. 99.1
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[GRAPHIC OMITTED]
 TOMPKINS
   TRUSTCO INC.

                                                   For more information contact:
                                                 James J. Byrnes, Chairman & CEO
                                                      James W. Fulmer, President
                                            Tompkins Trustco, Inc.  607.273.3210

                              For Immediate Release
Tuesday, May 30, 2006


                                Stephen E. Garner
                    President & CEO of Tompkins Trust Company
                                   Dies at 60

ITHACA, NY - Tompkins Trustco, Inc. (TMP - American Stock Exchange)

Tompkins Trustco, Inc. announced today that Stephen E. Garner, President and CEO of Tompkins Trust Company, passed away on Saturday, May 27, 2006. Mr. Garner was a dedicated community and business leader, who generously gave of his time and talent to many organizations.

Mr. Garner began his banking career in 1969 with Lincoln First Bank of Rochester, New York. Following the 1984 acquisition of Lincoln First Bank by Chase, he served as Regional Executive of Chase's Northern Metropolitan Region. In 1988, he was named Executive Vice President and Chief Operating Officer of Hudson Valley National Bank, and in 1994, became Chief Executive Officer of Mahopac National Bank. He was named Executive Vice President of Tompkins Trustco, Inc. in May 2000, and President and CEO of Tompkins Trust Company in January 2003.

James J. Byrnes, Chairman and CEO of Tompkins Trustco, Inc. and Chairman of Tompkins Trust Company, has been appointed to the additional responsibility of CEO of the Trust Company.

Tompkins Trustco, Inc. is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.

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